UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2022

GREENLIGHT BIOSCIENCES HOLDINGS, PBC

(Exact name of registrant as specified in its charter)

Delaware	001-39894	85-1914700
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Boston Avenue

Suite 3100

Medford, MA 02155

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (617) 616-8188

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GRNA	Nasdaq Global Market
Warrants, each exercisable for one share of Common Stock for $11.50 per share	GRNAW	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

On July 29, 2022, GreenLight Biosciences Holdings, PBC (the “Company”), issued a press release announcing that the Company entered into a Cooperative Research and Development Agreement with the U.S. Department of Health and Human Services, as represented by the National Institute of Allergy and Infectious Diseases, an Institute or Center of the National Institutes of Health. A copy of the press release is set forth as Exhibit 99.1 and is incorporated by reference herein.

The information contained in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description

99.1	Press release, dated July 29, 2022, titled “NIH, GreenLight Biosciences to collaborate on Covid-19 development for new variants.”

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENLIGHT BIOSCIENCES HOLDINGS, PBC

By:	/s/ David Kennedy
Name:	David Kennedy
Title:	General Counsel

Date: July 29, 2022